Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

KE Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share				Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.00002 per share	Rule 457(c) and Rule 457(h)	107,760,223	(3)	US$	5.00	(4)	US$	538,801,115.00	US$	0.0001102	US$	59,375.88
Total Offering Amounts								US$	538,801,115.00			US$	59,375.88
Total Fee Offsets													—
Net Fee Due												US$	59,375.88

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each representing three Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (File No. 333-241533 and File No. 333-268588).

(2)	Represents additional Class A ordinary shares registered hereby, issuable pursuant to the awards granted under the Registrant’s 2020 Global Share Incentive Plan, as amended (the “2020 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2020 Plan. Any Class A ordinary shares covered by an award granted under the 2020 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the 2020 Plan.

(3)	Represents Class A ordinary shares reserved for future grants under the 2020 Plan, which were not previously registered under the registration statement on Form S-8 as filed with the Securities and Exchange Commission on March 15, 2021 (File No. 333-254262).

(4)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on July 21, 2023, adjusted for ADS to Class A ordinary share ratio.